Exhibit 99.1

TRANSCRIPT OF THE TESSERA TECHNOLOGIES, INC. CONFERENCE CALL HELD ON MAY 2, 2016

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

CORPORATE PARTICIPANTS

Don Markley Tessera Technologies, Inc. - IR

Tom Lacey Tessera Technologies, Inc. - CEO

Robert Andersen Tessera Technologies, Inc. - EVP & CFO

CONFERENCE CALL PARTICIPANTS

Richard Shannon Craig-Hallum Capital Group - Analyst

Krish Sankar BofA Merrill Lynch - Analyst

Gary Mobley The Benchmark Company - Analyst

Jeff Hume - Private Investor

PRESENTATION

Operator

Good afternoon, my name is Christine; and I will be your conference operator today. At this time, I would like to welcome everyone to the Tessera Technologies’ 2016 first-quarter conference call.

(Operator Instructions)

Thank you.

Don Markley, Investor Relations, you may begin your conference.

Don Markley - Tessera Technologies, Inc. - IR

Thank you, Christine.

Good afternoon and welcome to Tessera Technologies’ first-quarter 2016 financial results conference call. This call is also being webcast live over the Internet.

Please be advised that during the course of today’s call, management will make forward-looking statements regarding future events, including the future financial performance of the Company. These forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. You are cautioned not to place undue reliance on forward-looking statements, which speak only to the date of today’s call, May 2, 2016.

More information about factors that may cause results to differ from the projections made in those forward-looking statements can be found in Tessera’s filings with the Securities and Exchange Commission, including its annual report on Form 10K for the year ended December 31, 2015, and the 10-Q for the quarter ended March 31, 2016, especially in the sections titled Risk Factors. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur after today’s date.

Management may also discuss certain non-GAAP financial measures for comparison purposes only. For a definition of non-GAAP financial measures and reconciliation of GAAP to non-GAAP financial results, please see the first-quarter financial results news release issued earlier today.

Now I’d like to introduce Tessera’s Chief Executive Officer, Tom Lacey.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Tom?

Tom Lacey - Tessera Technologies, Inc. - CEO

Thank you very much.

Whether live or via webcast recording, thank you for joining us on the call today. Robert and I are pleased to report another strong quarter and we continue to remain very positive on the developments at the Company and our progress towards our growth objectives.

Let me begin with some highlights for Q1 2016.

We again exceeded expectations on virtually all financial metrics, and delivered our ninth consecutive profitable quarter on both a GAAP and non-GAAP basis. Our financial management continues to be strong. Our Q1 revenue was $60 million, which exceeded the high-end of our guidance range. FotoNation produced a record revenue quarter. This business continues to perform well. Our capital allocation program remains robust.

Recall last quarter the Board authorized an additional $200 million for our share repurchase program, bringing total available authorization to approximately $225 million at that time. During Q1, we purchased approximately 1.3 million shares for approximately $37 million, which represents approximately 2.5% of our shares outstanding at the end of 2015.

While we remain very active on our capital allocation actions, our balance sheet remains very strong. We ended the first quarter of 2016 with a debt-free balance sheet and $363 million in cash and cash equivalents.

Next I will provide an update on our IP licensing efforts and with Invensas and FotoNation during the first quarter. We continued work on our greenfield licensing efforts. For those of you new to the Tessera story, the greenfield term refers to customers that have not previously licensed Tessera intellectual property. As we have discussed, we reached the advanced stage discussions with two of our greenfield customers. We have had multiple executive level discussions with each.

Ideally, these discussions result in a multi-year go-forward license to our valuable intellectual property. But in some cases, litigation may be necessary to achieve this result. Since the beginning of 2016, we have initiated discussions with several additional greenfield customers. As we have noted in the past, these engagements can often take multiple years from initial discussions to resolution.

Next let me provide an update on Invensas’ technology developments.

Our Invensas team remains engaged with several leading semiconductor manufacturers and OSATs to further the development and broadly commercialize our portfolio of advanced packaging and interconnect technologies, including BVA for the integration of applications processors and memory, ZiBond and DBI bonding technologies.

Our BVA technology addresses the industry’s demand for low-profile, scalable interconnect technology by readily allowing the integration of the latest generation of application processors and memory and mobile electronics. Through our customer engagements, we have discovered that BVA technology not only addresses opportunities in the package-on-package space targeting SoCs and memory but also fits other applications, such as System-in-Package, whereby a vertical interconnect technology can enable an improvement in performance and reduction and form factor when compared to currently available approaches.

As we announced this afternoon, we are very pleased to have the world’s largest OSAT, ASE, as a development and commercialization partner on this technology platform. As we have mentioned for several quarters, we have worked closely together to define, build, and test the BVA technology. We have successfully built and tested thousands of units, and expect to complete the reliability evaluation and technology qualification by June, at which point we will work with ASE to pursue important customer design wins. We are very excited about the relationship we have developed with ASE, and look forward to working closely together on this and other innovative packaging platforms.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

On the 3D front, we continue to receive enthusiastic support from many new and existing customers. We feel strongly that ZiBond and DBI represent truly enabling and foundational technologies for low-temperature bonding for a wide range of products including image sensors, stack memory, 2.5D, FPGAs, RF front ends, and MEMS devices. We are in active discussions with a number of customers, both small and large, to license these technologies as well as to perform demonstrations and, in some cases, collaborate on the development and optimization for specific products and applications.

Along this vein, on April 18, 2016, we announced a license agreement with Sandia National Laboratories, a premier government research institution. Sandia intends to deploy these technologies in a range of semiconductor applications. In addition, Sony, the world’s largest image sensor manufacturer and licensee of both ZiBond and DBI technologies, recently began shipping backside illuminated image sensors with DBI. These high-quality image sensors can be found in Samsung’s flagship smartphone, the Galaxy S7.

This is an important milestone, as it validates the viability of the DBI platform in a high-volume manufacturing environment and sets a significantly higher bar for image quality and performance in smartphones. In other words, it represents an inflection point for the image sensor market. This is the first of many high-volume commercial applications we see for DBI. We look forward to providing future updates on our development and commercialization efforts.

On the legal front, we attended a settlement conference with UTAC and agreed to a settlement of this matter, pursuant to which we will receive $18 million over a period of three years. The other terms are presently confidential. With the UTAC matter behind us, we have two remaining legal disputes, the Toshiba contract case, and the OVT TSMC patent case that we inherited as part of our acquisition of Ziptronix.

On the Toshiba matter, the case is proceeding according to case schedule. Trial remains scheduled for June 2017. On the OVT TSMC matter, there have been no new material developments since last quarter. The case is still pending, and no trial date is currently set.

Next I will provide an update on FotoNation.

There were several important developments during the quarter. We have earned our reputation as a world-class and experienced expert in high performance, low-power imaging, and this is being reflected in the quality of our engagements with many world-class companies. We continue to see computer vision and imaging as critical technologies for a variety of devices, from phones to drones, to activity cameras to cars, and we are well-positioned to capitalize on these growing markets.

First of all, a special shout-out: FotoNation posted a record revenue quarter, exceeding its best previous quarter ever by 27%. We continue to see very strong interest in our image stabilization technology. During the quarter, we passed an important milestone by demonstrating best-in-class performance with ultra low-power consumption to existing and potential customers. This combination is very important in mobile phone, drones, activity cameras, and other applications for cameras on the move.

Given our continued customer engagement at Mobile World Congress and elsewhere, we remain steadfast that biometric authentication will become an important capability in future generations of cell phones and other devices. During the quarter, we produced and demonstrated smartphone iris and face authentication solutions. We believe we are well-positioned to secure multiple design wins on these emerging technologies within the next 12 months.

During the quarter, we announced a life focus design win with LG, and expect to secure additional smartphone OEMs this year. Life focus enables faster and more accurate focus capabilities on a smartphone and is yet another example of our heritage of delivering best-in-class DSLR-level features to smartphones.

We also continued to make solid progress on our automotive effort, whereby our goal is to secure an initial tier 1 partnership to jointly develop solutions for the market. For those of you not familiar with the automotive supply chain, a tier 1 provider is a very large corporation that delivers products to millions of cars per year. We expect to announce an initial partnership during the first half of the year.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Following up on the previous SOC design wins, we continue to have traction with multiple other potential Asia-based SOC providers, who are showing interest in our IPU architecture. If successful, the opportunity is to significantly expand our China- and other-based business.

Another feature capturing the headlines for tomorrow’s phones is what is called dual front-facing cameras. We are well-positioned with our iris biometric face authentication and focus technologies to deliver valuable features to our customers and end users.

I will now turn the call over to Robert, who will address our Q1 financials; our second quarter; and an update on our full-year 2016 guidance and other financial matters.

Robert?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Thank you, Tom.

As you just noted, we had a strong start to 2016, and continued to make significant progress toward our growth objectives. I am pleased to report that we have continued to meet, and often exceed, the financial commitments we have made to our investors. Let me provide some additional details on our financial performance in the quarter.

Total revenue for the first quarter was $60 million, above the high end of the Company’s guidance range, including $54.6 million of recurring revenue. Compared with the first quarter 2015, recurring revenue grew by $2.7 million or 5%. GAAP-operating expenses for the quarter were $33.8 million compared with $27.7 million for the first quarter 2015.

R&D expense for the quarter increased by $2.7 million from the first quarter 2015. The year-over-year increase was a result of incremental spending related to increased headcount, both through the acquisition of Ziptronix and incremental hiring to support expanded research and development programs in FotoNation, advanced packaging and machine learning.

Litigation expense for the first quarter was $6.6 million compared with $4.5 million for the first quarter 2015. Litigation expense increased by $2.1 million from the prior year, primarily due to the activity and timing of open legal proceedings, particularly UTAC and Toshiba, and preparation work associated with possible future activities.

Amortization expense for the quarter increased by $1.3 million from the first quarter of 2015 but was flat sequentially. The year-over-year increase was primarily due to the amortization of intangibles recorded from our Ziptronix acquisition in August 2015, as well as IP acquisitions over the past year. GAAP net income for the quarter was $18.1 million, or $0.36 per share on a diluted basis.

Earnings per share exceeded the high end of our Q1 guidance range, mainly as a result of higher revenues and a reduced share count. Non-GAAP net income for the first quarter of 2016 was $24.6 million or $0.48 per diluted common share. The EPS number was $0.02 above the high end of our guidance range.

Non-GAAP expenses were $24.2 million for the quarter. A tax adjustment for the non-GAAP items in the first quarter of 2016 totaled $3.2 million. Non-GAAP results exclude discontinued operations; restructuring and other exit costs; stock-based compensation; charges for required in-process research and development; acquired intangible amortization; impairment charges on long-lived assets and goodwill; and related tax effects. We have included a detailed reconciliation between our GAAP and non-GAAP net income in both our earnings release and on our website.

Moving to the balance sheet, we finished the quarter with $363.4 million in cash, cash equivalents and investments, a decrease of $18.3 million from December 31, 2015. We generated $30.1 million of cash from operating activities. But this is more than offset by $36.5 million of common stock repurchases under our share repurchase program and $10 million in quarterly dividend payments.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

As Tom noted earlier, our common stock repurchases in the quarter, pursuant to our stock repurchase program, totaled approximately 1.3 million shares, reducing the quarterly weighted average diluted shares outstanding to 50.6 million. As we announced in February, the Board of Directors approved an additional $200 million for share repurchases.

As of March 31, 2016, we had approximately $189.4 million remaining under the current share repurchase program. On April 26, 2016, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on June 14, 2016, to shareholders of record on May 24, 2016.

Turning to our outlook, for the second quarter of 2016, we expect total revenue to be between $64 million and $66 million. We expect GAAP earnings per share of between $0.42 and $0.44, and non-GAAP earnings per share between $0.54 and $0.56. Given the visibility and progress we have made year-to-date, we’re increasing the low end of our annual guidance range by $5 million, to $255 million to $270 million, up from $250 million to $270 million.

With that, let me turn the call back over to you, Tom.

Tom Lacey - Tessera Technologies, Inc. - CEO

Thanks, Robert.

That concludes our prepared remarks. Now we will open up the call to your questions. Over to Christine for Q&A.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Richard Shannon, Craig Hallum.

Richard Shannon - Craig-Hallum Capital Group - Analyst

I’m sorry, hello Tom and John how are you guys doing?

Tom Lacey - Tessera Technologies, Inc. - CEO

We are doing great.

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Hi Richard.

Richard Shannon - Craig-Hallum Capital Group - Analyst

Is the quality line good enough for you, the operator went in and out on me, are you hearing me fine?

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Tom Lacey - Tessera Technologies, Inc. - CEO

We can hear you, we can hear you perfect.

Richard Shannon - Craig-Hallum Capital Group - Analyst

I can hear you fine, but the operator is quiet. Thanks for taking my questions, congratulations and a good start to the year here. Let’s see here, a lot of opportunities for questions, maybe -- let me just go quickly to the first-quarter results.

How did the recurring revenue number come in versus your expectations? You don’t tell us ahead of time what you are expecting for episodic. But I’m curious how that came in versus your expectations?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

I think the recurring revenue is right about where we thought it would be.

Richard Shannon - Craig-Hallum Capital Group - Analyst

Okay. Fair enough then. Let’s see here, I’d love to ask a question on the greenfield opportunity. I think you said in the last quarter -- you talked about potentially seeing some closure perhaps in the first half of the year. I don’t remember hearing anything in the prepared remarks today. Could you just give us an update on -- at least with the two leading companies you’ve been most engaged with -- whether that’s an appropriate timeframe, or can you help discuss how we should think about that?

Tom Lacey - Tessera Technologies, Inc. - CEO

Sure, good question, Richard. So yes, really no change to it. During the quarter I mentioned the prepared script we’ve had, continue to have executive level discussions with folks. And successful resolution on this of course would be signing a multi-year, a patent license agreement that goes forward and potentially if there’s any back damages due we would get compensated for that as well. That’s ideal.

And as I mentioned many times before, that may happen straight up in these negotiations, in some cases it maybe necessary to do litigation to get that same result. But to your question directly is really, no change from what we said last quarter. Still on track for middle of the year.

Richard Shannon - Craig-Hallum Capital Group - Analyst

Okay. All right, great. Question on your announcement today about ASE. I know ASE is one of the biggest OSATs in the world and I think they count a couple of the large base band processor makers as their customers. Any reason why your work with them would not include some of their top customers?

Tom Lacey - Tessera Technologies, Inc. - CEO

Well, but certainly the intent and you called it one of the largest. I believe they are the largest. That they are, nonetheless, they are certainly one of the world’s largest, if not number one. So they are quite large. And this is something that we have been alluding to -- boy, I haven’t gone back and seen, but probably at least a year about us working together with one of the world’s leading OSATs.

We are thrilled to today, right before -- right after the market closed today to have that joint press release from Tien Woo, the COO and myself, whereby we can now talk openly about it. And the reason we are able to do that now is we have passed what both companies feel -- we are almost through the end of what we call the reliability testing. We expect to complete that in June. But so far, the results are quite good.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Once we’re through the final reliability testing -- which means we’ve built thousands and thousands of units, right -- we can then jointly or independently go to engage volume, high-volume customers many of which -- a couple which you just referred to. They would certainly be the kinds of companies we would be interested in speaking to.

Richard Shannon - Craig-Hallum Capital Group - Analyst

And Tom

Tom Lacey - Tessera Technologies, Inc. - CEO

Just for the rest of the folks, Richard is -- on any kind of emerging new technology, the major high-volume consumers of this technology are not that interested in PowerPoint presentations. They are, but they want to know that somebody is capable of building these in huge, huge high volumes.

That’s why ASE in this example is such an important partner here, because they clearly have the volume capacity to do that, right, and can get a lot more interest, candidly, than we can by ourselves because we are of course not a manufacturing entity. So it’s a pretty big statement and an important milestone for us.

Richard Shannon - Craig-Hallum Capital Group - Analyst

Okay. And congratulations to you guys on finishing that step. In terms of looking forward, as you finish this reliability testing you just referred to, Tom. What is kind of the expected timeframe for more optimistic or more realistic -- whichever you’d like to discuss -- about how long it takes to get, as an example like Qualcomm or a MediaTek signed up as a customer.

Tom Lacey - Tessera Technologies, Inc. - CEO

So, first step is to complete the reliability testing. And what I said on the call, is June. So, I’d like to do better than that, which would mean May, but we are in May now.

But, we are close to the end and assuming that goes as planned, at that point, the two companies can now begin the dialogue, a formal dialogue, obviously there has been dialogues before but now, with real reliability data. You know, that you can present to a customer.

And the timing of such design, when really depends on how it intersects with their individual product road maps, whether it be the SOC provider itself, or the phone OEM directly. So we will provide, as we have been doing, we’ll provide updates as we continue to march through the next step.

Richard Shannon - Craig-Hallum Capital Group - Analyst

Okay. That’s helpful. And then just one last question for me and then I’ll jump the line guys. FotoNation, sounds like you had a excellent quarter. Is that due more to units, or was there any ASP improvement in the quarter?

Tom Lacey - Tessera Technologies, Inc. - CEO

It was really multi-focused. It’s more unit-based. And, we had another important Asia customer that came on, came online, one we previously announced. And candidly, the royalty report surprised us a little bit too. So it was certainly a pleasant surprise.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

And then some of our existing licenses already in place had strong quarters as well. We put those things together, and you end up with the best quarter we’ve ever had. Pretty excited about it.

Richard Shannon - Craig-Hallum Capital Group - Analyst

Okay. Excellent. That was a good quarter. I think I’ll jump off the line but may jump in earlier - later -- thanks for taking my question guys, congratulations on a great quarter.

Tom Lacey - Tessera Technologies, Inc. - CEO

Anytime, thank you.

Operator

Your next question comes from the line of Krish Sankar, Bank of America, Merrill Lynch

Krish Sankar - BofA Merrill Lynch - Analyst

Hey, thanks for taking my question. How are you guys doing?

Tom Lacey - Tessera Technologies, Inc. - CEO

Great.

Krish Sankar - BofA Merrill Lynch - Analyst

I have a few of them, one of them was the UTAC settlement of $18 million over three years. Was any of that recognized as episodic in Q1?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

It’s based on the way that the agreement is structured it’s over to multiple periods, multiple years in this case. Over three. And so, it will be, we will take it as recurring revenue. So it is not reflected in recurring revenue.

Tom Lacey - Tessera Technologies, Inc. - CEO

Or an episodic revenue.

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

I beg your pardon. It’s not reflected -- I actually was going to say, it’s not reflected in Q1, because we didn’t reach the settlement until Q2, is what I was really getting at. But yes, it is not an episodic, it will be in recurring.

Tom Lacey - Tessera Technologies, Inc. - CEO

And the first payment is this year, that’s all at this point that we are allowed to say.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Krish Sankar - BofA Merrill Lynch - Analyst

Got you. And was this settlement done in Q1, or was it in the month of April?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

The court records will show that it was done in the month of April.

Krish Sankar - BofA Merrill Lynch - Analyst

April. Got it.

Tom Lacey - Tessera Technologies, Inc. - CEO

It’s an interesting process. If I can, just a couple seconds on it. What ends up happening sometimes before trials, we’ve talked about being prepared for trial and we had an upcoming trial -- sometimes the judge magistrates request the executives and decision makers to show up in a courtroom -- I jokingly call it being called to the principal’s office -- to see if they can’t mediate, if you will, or drive a settlement between the parties before taking up valuable court time and whatnot. So, that’s precisely what’s happened here. And we reached a settlement with the help of a very talented judge magistrate.

Krish Sankar - BofA Merrill Lynch - Analyst

Got you. So, with that done, and Toshiba still over a year away, is it fair to assume litigation expenses decline from Q1 levels for the rest of the year?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Well, I wouldn’t want to forecast the entire year. Just based on the reality that litigation expense is notoriously difficult to forecast. But what I can say, is that we expect litigation expense to decline sequentially from Q1 to Q2.

Krish Sankar - BofA Merrill Lynch - Analyst

Got it. Got it. And then --

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

And I will add there Krish, that I expect litigation to be well within the range that we have given for our target operating model of 4% to 10%.

Krish Sankar - BofA Merrill Lynch - Analyst

Got you. And, this is a question I asked in the past, I am going to try asking it again. Any color on the guidance split between recurring and episodic?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

You are consistent. I can appreciate you that asking that. We just don’t guide on that aspect, as you know. I will give an overall guidance number that we’ve provided. But I don’t segment it out in terms of the forecast.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Tom Lacey - Tessera Technologies, Inc. - CEO

It is fair to say, it’s largely -- as we told you last quarter -- it is largely recurring revenue.

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Yes. Given the fact that there aren’t a lot of open matters, that stands to reason.

Krish Sankar - BofA Merrill Lynch - Analyst

All right. Another one, I think Tom you’ve said in the past, that you don’t have any renewals that are coming up in calendar 2016. So, I just want to follow up on that. Can you update, I understand you can’t give color into the different renewals, but is it fair to assume there’s no renewals coming up over the next 12 months?

Tom Lacey - Tessera Technologies, Inc. - CEO

Yes, what we have said, but I can say, is when we gave guidance this year, we said that with a recurring revenue that Robert guided, it was clearly no renewal this year. So we will provide that same timing update in each same time each year. But you are right to assume that there is none this year, or that would have been reflected in our annual revenue guidance that we gave.

Krish Sankar - BofA Merrill Lynch - Analyst

Fair enough, fair enough. And then just a final question on the FotoNation side. When do you expect the non-cell phone, non-mobile opportunities for FotoNation to become meaningful?

Tom Lacey - Tessera Technologies, Inc. - CEO

Good question. There are some small pieces now but, there’s so much activity going on in drones and activity cameras, and we are well situated in both. And the announcement we had during the quarter was Socionext. You’re not familiar with these guys, but they have a play in both those markets.

And we have what we believe is the world’s best, or certainly world-class image stabilization technology, and for those of you not familiar with this, what that is, it’s fundamentally keeping the camera steady despite maybe a drone flying and blowing all over in the wind, or if you are like me, just shaking when you’re holding trying to form a video. So it’s a pretty important technology.

As we’ve said, we expect, we can hit our revenue goals on mobile space alone. But to your question, I think you’ll begin to see that ramping as a percentage of our overall FotoNation revenue. Initially, it’s still going to pale compared to mobile at this point. But, if drones do what many people are saying they are going to be, it could turn out to be a pretty important segment for it. Because the unit ASP is quite higher.

And the second one, or third, I guess if you say activity cameras, drones, the other one is automotive. What we telegraph there, is we do expect to have -- be able to talk about the pretty substantial design win if we stay on track as we’ve been saying, first half of this year. Whereby a tier 1 supplier, we form some level of a partnership with them, and automotive is something that has longer time-to-money. But, can be pretty significant. But again, that’s longer time-to-money.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Krish Sankar - BofA Merrill Lynch - Analyst

Got it. Thank you, guys.

Tom Lacey - Tessera Technologies, Inc. - CEO

Thanks.

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Thanks.

Operator

Your next question comes from the line of Gary Mobley, Benchmark.

Gary Mobley - The Benchmark Company - Analyst

Good afternoon gentlemen, thanks for taking my question and congrats to a great start to the year. What was that $5.4 million in episodic revenue in Q1?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Are you asking specifically?

Gary Mobley - The Benchmark Company - Analyst

Yes.

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Yes, I don’t think -- we didn’t give detail, so I can’t share the specifics on that.

Gary Mobley - The Benchmark Company - Analyst

Was it related to one party?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

It was predominantly related to one party, and I guess I can characterize it as primarily being related to audit of a customer.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Gary Mobley - The Benchmark Company - Analyst

Okay. All right. Considering that head start, so to speak, from the episodic revenue in Q1, and record level of revenue for FotoNation, and a legal settlement with UTAC which presumably brings in $7.5 million in revenue for the balance of 2016, why not -- why aren’t we seeing a higher revision to the FY16 revenue guide?

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

I think the way I’ve looked at it, is we have better visibility for the year based on the activities that have occurred during Q1. So we’re certainly very comfortable within the revised range that we provided. I don’t think that at this stage it warranted making significant adjustments to it, in spite of the fact that we have improved visibility. So, we add visibility prior to the beginning of the year to a whole, I would say, constellation of different things that can occur. These were some of them. And, there are many others.

Gary Mobley - The Benchmark Company - Analyst

Okay. All right, and it’s great that you signed patent and development agreement with ASE and, I’m just curious, how the monetization of this agreement will take place. Just to be clear, is this sort of the carrot dangling from the stick to try to sign up licensees with the customers of ASE, and hence generate a per-unit royalty directly from those customers of ASE?

Tom Lacey - Tessera Technologies, Inc. - CEO

You’ve got it, you have it almost exactly right. So first of all, you say carrot and stick, we would expect to get per-unit royalties, whether they are from ASE customers or ASE themselves, that’s not yet disclosed. But you are right, the reason it is significant, is without passing -- and I know Gary, you’re very familiar with the semiconductor high-volume market -- without passing the reliability testing, these very high-volume customers are only remotely interested. So now the fact that we are almost at the end of that and getting that done, at that point, we can then officially pursue and try to get these design wins we’re talking about.

Gary Mobley - The Benchmark Company - Analyst

Okay.

Tom Lacey - Tessera Technologies, Inc. - CEO

In terms of the monetization there may be some one-time --

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Initial license fees

Tom Lacey - Tessera Technologies, Inc. - CEO

Yes, license fees, stuff like that, NRE up front, real, real significant money becomes once our respective customer, if you will, is in high-volume production, and where we are enjoying per-unit royalties.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Gary Mobley - The Benchmark Company - Analyst

Okay. And I’m assuming, you’ve got parallel discussions going on with the other OSAT guys, whether it be relating to BVA, or 3D IC, or XFD, whatever the case may be. This just happens to be the one that you are able to announce today, am I reading that correctly?

Tom Lacey - Tessera Technologies, Inc. - CEO

That’s correct. You got it exactly.

Gary Mobley - The Benchmark Company - Analyst

That’s it for me, thanks guys.

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Thanks, Gary.

Operator

Your next question comes from the line of Jeff Hume, a private investor.

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Jeff, are you on?

Jeff Hume - - Private Investor

Yes, hi Robert and Tom

Tom Lacey - Tessera Technologies, Inc. - CEO

Hi Jeff, how are you man?

Jeff Hume - - Private Investor

Great, thanks to Robert for this very astutely executed share repurchase. Meaningful in the quarter.

Robert Andersen - Tessera Technologies, Inc. - EVP & CFO

Thank you.

Jeff Hume - - Private Investor

Tom, you said two things -- and also congrats on getting UTAC out of the way. Tom, you said two things in the prepared remarks I just wanted to ask you about.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Tom Lacey - Tessera Technologies, Inc. - CEO

Sure.

Jeff Hume - - Private Investor

The first was, I think you used the term inflection point for the image sensor market?

Tom Lacey - Tessera Technologies, Inc. - CEO

Yes.

Jeff Hume - - Private Investor

And being on the Galaxy S7 as a great achievement. Could you talk about why you think that is an inflection point, and what we might see down the road and then, I have a follow-up.

Tom Lacey - Tessera Technologies, Inc. - CEO

Sure. Thanks for the question. The reason we think that is, Sony is kind of the world’s largest backside illuminated sensor provider. Recall, before we purchased the company Ziptronix, which was the originator, inventor of both this wafer-to-wafer die bonding, low temperature die bonding -- wafer to wafer low temp bonding technology and die bond, which is the same plus copper-to copper-interconnected -- the DBI portion of that was still kind of in the lab. Zibond was very broadly deployed, well over a billion units shipped. That was fairly well tested.

What’s substantial here, is that this is the first very high-volume evidence that DBI is in fact in high-volume production. And, it produces better pictures for a whole variety of reasons. Clearer pictures, and we think that sets the new standard, and so the inflection point is, is that we think that will help to quickly drive adoption by other image sensor providers.

And if we are right there, then that helps us expand pretty aggressively into a pretty -- in a multi billion-dollar market. Arguably, 40%, 45% of which is already licensed to Sony, that leaves the rest of the market open for us to do it.

The other point we have made, is when you get this first commercial installation of the technology, others in other segments are going to be willing to adopt it as well. So, we’re excited, we said this all along we are quite excited about the DBI technology and at least Sony is right there with us, and we think others will follow. So it’s pretty exciting for us

Jeff Hume - - Private Investor

So now you have a commercial proof point in high volume in a flagship device.

Tom Lacey - Tessera Technologies, Inc. - CEO

That’s right, you got it.

MAY 02, 2016 / 9:00PM, TSRA - Q1 2016 Tessera Technologies Inc Earnings Call

Jeff Hume - - Private Investor

Okay, and then the second thing you said was regarding the -- excuse me, just a second. Regarding the BVA, and that you seem to suggest that there is more opportunity here then just package-on-package? And I just want to understand, what you’ve discovered through your customer engagements that makes you more enthusiastic or -- what other applications are there?

Tom Lacey - Tessera Technologies, Inc. - CEO

Yes. It is like anything. When you sit in your own labs and come up with ideas you think you’re pretty smart. And I’ve found in my lengthy career, when you actually engage with customers you learn things you never thought of. And, this is one of those cases, right, where we sat down with potential customers who saw other -- we call it vertical interconnect, and there are a number of different places -- RF is one such market, but we think there are a number of different places where the technology will fit.

And we targeted all along, if you will, the package-on-package space for smartphones, and I think what we’re saying now is we’re pretty confident that there are other markets and other opportunities as a result, a direct result of engaging with customers.

Jeff Hume - - Private Investor

Okay. So, we could see maybe, see that in -- that will be manifested in the partners you associate with or the licenses you sign.

Tom Lacey - Tessera Technologies, Inc. - CEO

Could be ASE, could be others, that’s right.

Jeff Hume - - Private Investor

Right. Great. Okay thank you. Take care guys.

Operator

There are no further questions at this time, I turn the call back to management for closing remarks.

Tom Lacey - Tessera Technologies, Inc. - CEO

Thank you, Christine. So thanks again all of you, either following us live or on the web. And the interest in Tessera, we certainly appreciate you spending time to learn more about the company.

Again, in closing we’re very pleased with our results and outlook, our solid foundation continues to provide an excellent financial platform to enable us to continue to grow the company. Thank you for your time.

Operator

This concludes today’s conference call, you may now disconnect.